UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2021 (June 15, 2021)

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37713	77-0430924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2025 Hamilton Avenue

San Jose, California 95125

(Address of principal executive offices)

(408) 376-7008

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock	EBAY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2021 Annual Meeting of Stockholders of the eBay Inc. (the “Company”) held on June 15, 2021, the Company’s stockholders voted on the following five proposals:

1.	The election of 13 director nominees each to serve as a member of the Board of Directors until the Company’s 2022 Annual Meeting of Stockholders and until his, her, or their respective successor has been elected and qualified (Proposal 1);

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the Company’s fiscal year ending December 31, 2021 (Proposal 2);

3.	The approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 3);

4.	The stockholder proposal regarding executive compensation (Proposal 4); and
5.	The stockholder proposal regarding the right for stockholders to act by written consent (Proposal 5).

The following is a summary of the matters voted on at the meeting.

1.	Proposal 1 – Election of Directors. Each of the 13 director nominees proposed by the Company was elected to serve until the Company’s 2022 Annual Meeting of Stockholders and until his, her, or their respective successor has been elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Anthony J. Bates	533,382,586	14,493,419	1,394,665	46,847,120
Adriane M. Brown	524,291,904	23,828,876	1,149,890	46,847,120
Diana Farrell	545,853,968	3,187,036	229,666	46,847,120
Logan D. Green	539,463,433	9,308,010	499,227	46,847,120
Bonnie S. Hammer	545,813,858	3,226,328	230,484	46,847,120
E. Carol Hayles	548,070,098	942,564	258,008	46,847,120
Jamie Iannone	547,777,835	1,247,446	245,389	46,847,120
Kathleen C. Mitic	529,968,237	19,048,502	253,931	46,847,120
Matthew J. Murphy	547,596,238	1,166,152	508,280	46,847,120
Paul S. Pressler	534,695,601	14,318,304	256,765	46,847,120
Mohak Shroff	547,841,526	921,571	507,573	46,847,120
Robert H. Swan	543,460,274	5,309,453	500,943	46,847,120
Perry M. Traquina	539,507,239	9,477,176	286,255	46,847,120

2.	Proposal 2 – Ratification of Independent Auditors. The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the Company’s fiscal year ending December 31, 2021. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
556,925,408	38,920,747	271,635	n/a

3.	Proposal 3 – Advisory Vote on Named Executive Officer Compensation. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
386,401,114	158,150,091	4,719,465	46,847,120

4.	Proposal 4 – Stockholder Proposal Regarding Executive Compensation. The Company’s stockholders did not approve the stockholder proposal regarding executive compensation. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,815,765	489,569,756	4,885,149	46,847,120
5.

Proposal 5 – Stockholder Proposal Regarding Right to Act By Written Consent.  The Company’s stockholders did not approve the stockholder proposal regarding the right for stockholders to act by written consent. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
255,730,617	292,584,437	955,616	46,847,120

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

eBay Inc.

Date: June 21, 2021	By:	/s/ Marc D. Rome
	Name:	Marc D. Rome
	Title:	Vice President, Legal, Deputy General Counsel and Assistant Secretary